SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                        Allou Health & Beauty Care, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:



         (5)  Total fee paid:



         [   ]    Fee paid previously with preliminary materials.

         [   ]    Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         (1)      Amount Previously Paid:



         (2)      Form, Schedule or Registration Statement No.:



         (3)      Filing Party:



         (4)      Date Filed:

                        ALLOU HEALTH & BEAUTY CARE, INC.
                               50 EMJAY BOULEVARD
                            BRENTWOOD, NEW YORK 11717
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 14, 1999
                    ----------------------------------------

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (the "Company"), will be held in the Boardroom of the American Stock Exchange located at 86 Trinity Place, New York, New York 10006, on Tuesday, September 14, 1999, 10:00 A.M., to consider and act upon the following:

         1. The election of the seven (7) persons named in the accompanying Proxy Statement to serve as the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. Approval of the amendment to the Company's 1996 Stock Option Plan, which provides for an additional 1,000,000 shares of the Company's Class A Common Stock to be issued to employees (including officers and directors) of the Company, as more fully set forth in the Proxy Statement and;

         3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

         Only stockholders of record of the Class A Common Stock, $.001 par value, and the Class B Common Stock, $.001 par value, of the Company at the close of business on July 19, 1999 are entitled to receive notice of and to attend the Meeting. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at 1211 Avenue of the Americas, 17th floor, New York, New York 10036. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

Dated: July 26, 1999
                                        By Order of the Board of Directors

                                        JACK JACOBS
                                        SECRETARY


                                    IMPORTANT
                                    ---------

         THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES.

                        ALLOU HEALTH & BEAUTY CARE, INC.
                               50 EMJAY BOULEVARD
                            BRENTWOOD, NEW YORK 11717

                    ----------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 14, 1999

                    ----------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held in the boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York 10006 on Tuesday, September 14, 1999 at 10:00 A.M., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

         The principal executive offices of the Company are located at 50 Emjay Boulevard, Brentwood, New York 11717. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is July 30, 1999.

         A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposal and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview.

                                VOTING SECURITIES

         Stockholders of record as of the close of business on July 19, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 5,443,560 outstanding shares of Class A Common Stock, $.001 par value ("Class A Common Stock"), and 1,200,000 outstanding shares of Class B Common Stock, $.001 par value ("Class B Common Stock," together with the Class A Common Stock, are hereinafter collectively referred to as, the "Common Stock"). Each holder of Class A Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to five votes for each share held by such holder. By virtue of their holdings of Class A Common Stock and Class B Common Stock, the officers and directors of the Company will be able to pass the proposal being submitted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

                                VOTING PROCEDURES

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. The approval of the Amended and Restated 1996 Stock Option Plan will be decided by the affirmative vote of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non- votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of May 12, 1999 certain information regarding the ownership of voting securities of the Company by each stockholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the directors during the last fiscal year and nominees for director of the Company and (iii) all executive officers and directors as a group. Unless otherwise noted, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of each beneficial owner named below is the Company's corporate address.


                                   AMOUNT AND NATURE
       NAME AND                OF BENEFICIAL OWNERSHIP(A)        PERCENT OF
  PRINCIPAL POSITION             CLASS B         CLASS A    CLASS B     CLASS A
  ------------------             -------         -------    -------     -------

Victor Jacobs                   883,500(b)      114,600        49.2%       2.1%
CHAIRMAN OF THE BOARD OF
DIRECTORS AND CHIEF EXECUTIVE
OFFICER

Jack Jacobs                     583,500(c)     131,500(f)      27.9        2.4
VICE PRESIDENT OF PURCHASING,
SECRETARY AND DIRECTOR

Herman Jacobs                   583,500(d)     131,500(g)      27.9        2.4
PRESIDENT, CHIEF OPERATING
OFFICER
AND DIRECTOR

David Shamilzadeh                    ---       202,475(h)       ---        3.7
SENIOR VICE PRESIDENT OF FINANCE
AND
CHIEF FINANCIAL OFFICER AND
DIRECTOR

Ramon Montes                      25,000       204,750(i)       1.3        3.7
EXECUTIVE VICE PRESIDENT AND
DIRECTOR

Sol Naimark                          ---        10,000(j)       ---         *
DIRECTOR

Jeffrey Berg                         ---        10,000(j)       ---         *
DIRECTOR

Franklin Resources, Inc.             ---       457,000(k)       ---        8.5
777 Mariners Island Boulevard
San Mateo, CA 94404

T. Rowe Price Associates, Inc.       ---       302,300(l)       ---        5.6
T. Rowe Price Small Cap Value
   Fund
100 E. Pratt Street
Baltimore, MD 21202

                                   AMOUNT AND NATURE
       NAME AND                OF BENEFICIAL OWNERSHIP(A)        PERCENT OF
  PRINCIPAL POSITION             CLASS B         CLASS A    CLASS B     CLASS A
  ------------------             -------         -------    -------     -------

  All directors          2,075,500(b)(c)(d)   804,825(e)(f)  100.0%      13.3%
  and officers as a                            (g)(h)(i)(j)
  group (7 persons)

-------------------------------
*        Less than 1%.
(a) Pursuant to Rule 13d-3 promulgated under the Exchange Act, includes shares of common stock that may be purchased within 60 days of April 1, 1999 upon exercise of outstanding options.
(b) Includes 143,000 shares of our Class B common stock that may be acquired pursuant to options granted under our 1992 Stock Option Plan and 152,500 shares of our Class B common stock which may be acquired pursuant to options granted under our 1995 Stock Option Plan.
(c) Includes 141,000 shares of our Class B common stock that may be acquired pursuant to options granted under the 1992 Plan and 148,750 shares of our Class B common stock which may be acquired pursuant to options granted under the 1995 Plan.
(d) Includes 141,000 shares of our Class B common stock that may be acquired pursuant to options granted under the 1992 Plan and 148,750 shares of our Class B common stock which may be acquired pursuant to options granted under the 1995 Plan.
(e) Includes 58,250 shares of our Class A common stock that may be acquired pursuant to options granted under the 1991 Plan and 46,250 shares of our Class A common stock which may be acquired under the 1996 Plan.
(f) Includes 60,250 shares of our Class A common stock that may be acquired pursuant to options granted under the 1991 Plan and 46,250 shares of our Class A common stock which may be acquired under the 1996 Plan.
(g) Includes 60,250 shares of our Class A common stock that may be acquired pursuant to options granted under the 1991 Plan and 46,250 shares of our Class A Common Stock which may be acquired under the 1996 Plan.
(h) Includes 101,250 shares of our Class A common stock that may be acquired pursuant to options granted under the 1991 Plan and 86,125 shares of our Class A common stock which may be acquired under the 1996 plan.
(i) Includes 120,000 shares of our Class A common stock that may be acquired pursuant to options granted under the 1991 Plan and 63,750 shares of our Class A common stock which may be acquired under the 1996 plan.
(j) Includes 10,000 shares of our Class A common stock that may be acquired pursuant to options granted under the 1989 Plan.
(k) The information contained herein with respect to these shares has been obtained from Schedule 13G, dated January 26, 1999, filed by the beneficial owner.
(l) The information contained herein with respect to these shares has been obtained from Schedule 13G, dated February 5, 1999, filed by the beneficial owners in a joint filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company purchases from and, on occasion, sells to various entities that are controlled by the family of Victor Jacobs, the Chairman of the Board. During the fiscal year ended March 31, 1999, the Company purchased products aggregating $1.4 million from these parties and sold no products to these parties. The Company believes that these purchases were made on terms that were at least as favorable to the Company as those that could have been obtained from unrelated third parties.

         In April 1999 the Company sold a majority interest in its former subsidiary The Fragrance Counter, Inc., an internet retailer of prestige fragrances and cosmetics. In this transaction, the Company sold approximately
2.7 million shares of Series A preferred stock of The Fragrance Counter for an aggregate purchase price of $20.2 million of which $11.3 million was paid in cash and $8.9 million is to be paid under promissory notes that become due within one year from closing. The Fragrance Counter issued approximately 5.3 million additional shares of Series A preferred stock for an aggregate of $25.0 million in cash. As a result of this transaction, the Company's ownership of The Fragrance Counter has been reduced from approximately 83% to approximately 13% of the shares of its capital stock. On the closing date of this transaction, in addition to the $4.0 million received as the cash portion of the purchase price of the Company's shares, the Company received $6.4 million in cash from The Fragrance Counter as repayment of loans previously made. The Company entered into a services and supply agreement with The Fragrance Counter under which the Company has agreed to supply The Fragrance Counter with fragrances, cosmetics and upscale health and beauty products as well as supply The Fragrance Counter with services which include warehousing, order processing, receiving, etc. for 150 days from the date of closing. In consideration for the services provided, The Fragrance Counter pays the Company's actual cost for providing such services. Each of Victor Jacobs, Herman Jacobs and Jack Jacobs are shareholders of The Fragrance Counter.

         Except as stated above, the prices that the Company charges affiliated parties are comparable to prices the Company charges to unaffiliated buyers for similar products. It has been and will continue to be the Company's policy that transactions between the Company and its directors, principal stockholders and affiliates be on terms no less favorable to the Company than could be obtained from unaffiliated persons.


                        ACTION TO BE TAKEN AT THE MEETING

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                  At the Meeting, seven (7) directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to the Company's By-laws. Unless otherwise specified, all proxies will be voted in favor of the seven nominees listed below as directors of the Company.

                  All of the nominees were elected directors at the 1998 Annual Meeting of Stockholders. The term of the current directors expires at the Meeting.

                  The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast.

                  Our directors and executive officers are as set forth in the table below:


NAME                     AGE   POSITION
----                     ---   --------

Victor Jacobs..........  65    Chairman of the Board of Directors and Chief
                               Executive Officer
Herman Jacobs..........  38    President, Chief Operating Officer and Director
David Shamilzadeh......  52    Senior Vice President of Finance, Chief Financial
                               Officer and Director
Jack Jacobs............  35    Vice President of Purchasing, Secretary and
                               Director
Ramon Montes...........  52    Executive Vice President and Director
Sol Naimark............  38    Director
Jeffrey Berg...........  55    Director

         VICTOR JACOBS has served as Chairman of the Board of Directors since December 1985. He also served as Chief Executive Officer of Allou from December 1985 to April 1990 and was reelected in October 1994 and has served as Chief Executive Officer since then.

         HERMAN JACOBS has been President of Allou since December 1985 and Chief Operating Officer since February 1994.

         DAVID SHAMILZADEH has been Chief Financial Officer of Allou since April 1990 and Senior Vice President of Finance since February 1994.

         JACK JACOBS has been Vice President of Purchasing of Allou since June 1986, and Secretary of Allou since January 1989.

         RAMON MONTES has been Executive Vice President of Allou since February 1994.

         SOL NAIMARK has been a partner at the law firm of Naimark and Tennenbaum for over five years.

         JEFFREY BERG has served as President of Health Care Insights, a financial and technology consulting firm, since March 1991. From February 1990 to March 1991, Dr. Berg worked as a financial analyst for William K. Woodruff & Co., an investment bank. From June 1987 until January 1990 Dr. Berg served as Vice President of Research for J.C. Bradford & Co., an investment bank. Dr. Berg has worked in research and development for Johnson & Johnson Products, Inc. and General Foods Corporation. Dr. Berg currently serves on the Board of Directors of Bio-Imaging Technologies, Inc., Biologix International Ltd., IMX Pharmaceuticals, and Dexterity Surgical.

         Herman Jacobs and Jack Jacobs are brothers and sons of Victor Jacobs.

         Directors who are not employed by Allou receive $1,000 for each Board meeting attended and an additional $250 for each committee meeting attended. Furthermore, each non-employee director is granted an option to purchase 5,000 shares of Class A Common Stock upon each election as a director of Allou.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The board of directors is responsible for the management of the Company. During the fiscal year ended March 31, 1999, the board of directors held three meetings. All of the directors attended all meetings of the Board. The Board has established audit, stock option and compensation committees. There is no standing nominating committee.

         The functions of the audit committee include the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with our financial management and the independent auditors to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to our financial condition; and to report to the Board periodically with respect to such matters. The audit committee currently consists of Sol Naimark, Jeffrey Berg and David Shamilzadeh. The audit committee held three meetings in fiscal 1999. All members of the committee attended all meetings.

         The function of the stock option committee is to administer the Company's stock option plans. The stock option committee currently consists of Sol Naimark and Jeffrey Berg. The stock option committee did not meet in fiscal 1999.

         The function of the compensation committee is to review and recommend to the board of directors the appropriate compensation of our executive officers. The compensation committee currently consists of Victor Jacobs, Herman Jacobs, Jack Jacobs, David Shamilzadeh and Jeffrey Berg. The compensation committee did not meet in fiscal 1999.

                             SECTION 16(A) REPORTING

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the one-year period ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long term compensation of the Company's chief executive officer and other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the Company's 1999, 1998 and 1997 fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                      ANNUAL COMPENSATION         COMPENSATION AWARDS
                                                   --------------------------     -------------------
         NAME AND PRINCIPAL             FISCAL                                         SECURITIES
              POSITION                   YEAR      SALARY ($)       BONUS ($)    UNDERLYING OPTIONS (#)
             ----------                 ------     ----------       ---------    ----------------------

Victor Jacobs........................    1999        300,000           --                  --
CHAIRMAN OF BOARD AND                    1998        300,000           --                  --
CHIEF EXECUTIVE OFFICER                  1997        300,000         48,407                --

Herman Jacobs........................    1999        300,000           --                  --
PRESIDENT AND                            1998        300,000           --                  --
CHIEF OPERATING OFFICER                  1997        300,000         48,407                --

Jack Jacobs..........................    1999        300,000           --                  --
VICE PRESIDENT OF PURCHASING AND         1998        300,000           --                  --
SECRETARY                                1997        300,000         48,407                --

Ramon Montes.........................    1999        289,558         75,000                --
EXECUTIVE VICE PRESIDENT                 1998        249,231         75,000                --
                                         1997        259,039         75,000                --

David Shamilzadeh....................    1999        290,000         75,000                --
SENIOR VICE PRESIDENT OF FINANCE AND     1998        249,231         75,000                --
CHIEF FINANCIAL OFFICER                  1997        233,592           --                  --

STOCK OPTION PLANS

         In May 1991, the Company adopted the 1991 Stock Option Plan (the "1991 Plan"), which was approved by stockholders in August 1991; in July 1992, the Company adopted the 1992 Stock Option Plan (the "1992 Plan"), which was adopted by the stockholders in October 1992; in August 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"), which the Company amended in July 1996, and which was approved by stockholders in September 1996; in July 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"), which was approved by stockholders in September 1996; and the Company amended and restated the 1991 Plan, the 1992 Plan, the 1995 Plan and the 1996 Plan (collectively, the "Plans") as of October 1996. The 1991 Plan provides for the grant of options to purchase an aggregate of 650,000 shares of Class A Common Stock. To date, options to purchase 630,050 of the 650,000 shares have been granted under the 1991 Plan. The 1992 Plan provides for the grant of options to key employees of the Company to purchase an aggregate 500,000 shares of the Company's Class B Common Stock. To date, options to purchase all of the 500,000 shares have been granted under the 1992 Plan. The 1995 Plan provides for the grant of non-qualified options to purchase an aggregate of 500,000 shares of the Company's Class B Common Stock. To date, options to purchase all of the 500,000 shares have been granted under the 1995 Plan. The 1996 Plan provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Class A Common Stock. To date, options to purchase 952,200 of the 1,000,000 shares have been granted under the 1996 Plan. On July 21, 1999, the Board of Directors of the Company adopted, subject to the approval of the Company's stockholders, the Amended and Restated 1996 Stock Option Plan. For a description of the Amended 1996 Plan, see proposal 2 (the "Amended 1996 Plan").

         The Plans are each administered by a Stock Option Committee (the "Committee") approved by the Board of Directors of the Company. The Committee has the authority under the Plans to determine the terms of options granted under such Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified stock option shall be granted, the number of shares to be subject to each option and the date each option shall become exercisable. Options granted under the Plans may be designated as "incentive stock options," under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options, which do not meet such requirements.

         The Committee may set the exercise price for the options, which must be at least 100% of the fair market value of the Common Stock on the date of grant (or, in the case of an incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's Common Stock, 110% of the fair market value of the Common Stock on the date of grant).

         The Committee may also set the period during which each option may be exercised which shall not exceed 10 years from the date of grant (or in the case of an incentive stock option granted to a stockholder who owns stock possessing more than 10% of the voting power of the Common Stock, five years from the date of grant). The Plans also provide that each employee who is an optionee shall agree to remain in the employ of the Company for a term of at least one year. The 1991 Plan will terminate on May 29, 2001, the 1992 Plan will terminate on July 9, 2002, the 1995 Plan will terminate on July 31, 2005 and the 1996 Plan will terminate on July 9, 2006.

NON-EMPLOYEE DIRECTORS' OPTIONS

         Each non-employee director (as defined in the 1996 Plan), upon each election as a director of the Company, is granted an option to purchase 5,000 shares of Class A Common Stock under the 1996 Plan. The Committee does not have any discretion with respect to the selection of directors who receive Non-Employee Director Options or the amount, the price or the timing with respect thereto; and such Non-Employee Directors may not receive any other award under the 1996 Plan. The exercise price of such Non-Employee Director Option is the fair market value of the underlying shares of Class A Common Stock on the date of grant, payable in cash. The options have a term of five years and may be exercised at any time during such term.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth options that were granted in the fiscal year ended March 31, 1999 to any of the executive officers listed on the summary compensation table.


                           NUMBER     PERCENT OF
                             OF      TOTAL OPTION                          POTENTIAL REALIZABLE
                         SECURITIES   GRANTED TO                               VALUE AT ASSUMED
                         UNDERLYING   EMPLOYEES   PER SHARE               ANNUAL RATES OF STOCK
                          OPTIONS         IN      EXERCISE   EXPIRATION     PRICE VALUATION FOR
             NAME         GRANTED    FISCAL YEAR    PRICE       DATE            OPTION TERM
             ----        ----------  -----------  ---------  ----------   ---------------------

                                                                             5%         10%
Victor Jacobs...........   65,000     11.6          $4.40     10/12/03    $40,651     $126,191

Herman Jacobs...........   65,000     11.6           4.40     10/12/03     40,651      126,191

Jack Jacobs.............   65,000     11.6           4.40     10/12/03     40,651      126,191

David Shamilzadeh.......   60,000      5.4           4.40     10/12/03     37,524      116,484

Ramon Montes............   30,000      5.4           4.40     10/12/03     18,762       58,242


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

         No options were exercised in the fiscal year ended March 31, 1999 by any of the executive officers listed on the summary compensation table. The following table contains information concerning the number and value, at March 31, 1999, held by Messrs. V. Jacobs, H. Jacobs, J. Jacobs, R. Montes and D. Shamilzadeh. The Company does not use SARs as compensation.



                              Number of Unexercised Options    Value of Unexercised In-the-Money
                                   at Fiscal Year End              Options at Fiscal Year End(1)
                                   ------------------              -----------------------------
     Name                    Exercisable       Unexercisable     Exercisable        Unexercisable
--------------               -----------       -------------     -----------        -------------
Victor Jacobs..............    375,000             135,000         $657,044           $424,406
Herman Jacobs..............    371,250             133,750          669,619            424,406
Jack Jacobs................    371,250             133,750          669,619            424,406
Ramon Montes...............    251,250             153,750          299,738            752,016
David Shamilzadeh..........    174,875             108,125        2,225,113            679,836
------------------

(1) Fair market value of the underlying securities (the closing price of the Company's Class A Common Stock on the American Stock Exchange) at fiscal year end (March 31, 1999) minus the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

         There were no long-term incentive plan awards by the Company during the fiscal year ended March 31, 1999.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with each of Victor, Herman and Jack Jacobs for a three-year term, commencing as of August 1, 1998, each of which provides for annual salaries of $300,000 and such increases and bonuses as the Board of Directors may determine. Such agreements also provide for each individual to receive in each year of the agreement a bonus equal to 3% of any increase in the Company's earnings before interest and taxes compared to the prior fiscal year up to the first $2,000,000 of such increase, 2% of any increase greater than $2,000,000 but less than $3,000,000 and 1% of any increase in excess of $3,000,000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee participate in all deliberations concerning executive compensation. During the fiscal year ended March 31, 1999, the Board of Directors participated in all deliberations concerning executive compensation. As of June 1998, the Compensation Committee consisted of Victor Jacobs, Chairman of the Board and Chief Executive Officer, Herman Jacobs, President and Chief Operating Officer, Jack Jacobs, Vice President of Purchasing and Secretary, David Shamilzadeh, Senior Vice President of Finance and Chief Financial Officer, and Jeffrey Berg. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended March 31, 1999 with the Standard & Poor's 500 Index and a peer group index(1) for the same period. The comparison assumes $100 was invested on April 1, 1994 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.

[GRAPHIC PRESENTING DATA PROVIDED BELOW]


                                  1994      1995    1996   1997     1998   1999
--------------------------------------------------------------------------------

Allou Health & Beauty Care, Inc.  100.00    98.61   79.86   72.22   94.44 118.75
S&P 500 Index                     100.00   115.57  152.67  182.93  270.74 320.71
Peer Group(1)                     100.00   173.59  211.34  244.40  418.53 452.95

--------------
(1) The peer group selected by the Company includes Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health Inc., Chronimed Inc., Avatex Corp., McKesson Corporation, Moore Medical Corp., and Owens & Minor Inc. Holdings Co. Pharmerica Inc. is not included in the peer group as it was in the 1998 Proxy Statement because it was acquired by another company.

                         COMPENSATION COMMITTEE'S REPORT
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

         Since June 1995, compensation determinations have been made by the Compensation Committee, except for those decisions relating to the granting of stock options which are made by the Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants. The Compensation Committee presently consists of Victor Jacobs, Herman Jacobs, Jack Jacobs, David Shamilzadeh and Jeffrey Berg.

         The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee exercises its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

         In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to the Company's employees.

         The Stock Option Committee of the Board of Directors administers the 1991 Plan, the 1992 Plan, the 1995 Plan and the 1996 Plan. The duties of such committee include the granting of stock options to executive employees of the Company. The Stock Option Committee determines the number of shares granted to individuals, as well as, among other things, the exercise price and vesting periods of such options. The Compensation Committee has made recommendations to the Stock Option Committee from time to time with respect to the grant of stock options to executive officers, taking into account their level of responsibility, compensation level, contribution to the Company's performance and the future goals and the performance expected of them. However, the final determination of the grant of options rests with the Stock Option Committee.


EXECUTIVE OFFICER COMPENSATION

         During the fiscal year ended March 31, 1999, the Company entered into employment contracts with Victor Jacobs, Herman Jacobs and Jack Jacobs, which agreements are currently in effect and expire in July 2001. See "Employment Agreements." The base salary, bonuses, benefits and conditions of these contracts were determined through a review of previous employment terms for these individuals as well as a review of the recent trends in the Company's revenues and profits. The Company believes that the base salary levels currently in effect are competitive to salary levels in similarly situated companies. In addition, the Board of Directors decided to link such employees' compensation directly to the Company's earnings before interest and taxes.

         The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

The Compensation Committee believes that compensation levels during fiscal 1999 adequately reflect the Company's compensation goals and policies.


                                  Compensation Committee

                                  Victor Jacobs
                                  Herman Jacobs
                                  Jack Jacobs
                                  David Shamilzadeh
                                  Jeffrey Berg



                                   PROPOSAL 2

          APPROVAL OF THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

GENERAL

                  On July 21, 1999, the Board of Directors of the Company adopted, subject to the approval of the Company's stockholders, the Amended and Restated 1996 Stock Option Plan (the " Amended 1996 Plan"). Pursuant to the Amended 1996 Plan, the maximum number of shares of Class A Common Stock of the Company for which options may be granted to employees of the Company shall be increased from 1,000,000 to 2,000,000. Furthermore, the Amended 1996 Plan was amended to eliminate references to changes in Rule 16b-3, which at the time the plan was adopted had a future effective date, which has since past.

                  The Board of Directors believes that the adoption of the Amended 1996 Plan will enable the Company to retain employees of outstanding ability. Accordingly, the Board of Directors unanimously recommends that stockholders ratify the adoption of the Amended 1996 Plan.

DESCRIPTION OF THE PLAN

                  The following summary of the Amended 1996 Plan is qualified in its entirety by reference to Exhibit A to this Proxy Statement, which contains a complete text of the Amended 1996 Plan. The Amended 1996 Plan is administered by a Stock Option Committee (the "1996 Committee"), consisting of at least two non-employee directors selected by the Board of Directors. The 1996 Committee has the authority under the Amended 1996 Plan to determine, in accordance with the provisions of the Amended 1996 Plan, the terms of options granted under the Amended 1996 Plan, including, among other things, the individuals who will receive options, the times when they will receive them, whether a Nonqualified Stock Option ("NQSO") and/or an Incentive Stock Option ("ISO") will be granted, the number of shares to be subject to each option, and the date or dates each option will become exercisable.

                  Subject to certain limitations contained in the Amended 1996 Plan, options may be granted for terms to be established by the 1996 Committee; provided, however, that the term of an ISO cannot exceed 10 years (5 years if the optionee owns or is deemed to own more than 10% of the total combined voting power of the Company, any of its subsidiaries or a parent). ISOs may not be granted at a price that is less than 100% of the fair market value on the date the options are granted (110% in cases where the optionee owns or is deemed to own more than 10% of the total combined voting power of the Company, any of its subsidiaries or of a parent). An optionee may, if provided for in the optionee's stock option contract, elect to pay for the shares to be received upon exercise of his option in cash, shares of Common Stock of the Company or any combination thereof. No stock option may be granted after July 9, 2006, 10 years from the date the original 1996 Stock Option Plan was adopted.

FEDERAL INCOME TAX CONSEQUENCES

                  The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

                  An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

                  Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

                  Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years from the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

                  In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDED AND RESTATED 1996 STOCK
OPTION PLAN.
                                      -14-

                                   ACCOUNTANTS

         Mayer Rispler & Company, P.C. served as the Company's independent auditors for the fiscal year ended March 31, 1999, and it is expected that Mayer Rispler & Company, P.C. will act in that capacity for the fiscal year ending March 31, 2000. A representative of Mayer Rispler & Company, P.C. is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from shareholders.

                              STOCKHOLDER PROPOSALS

         If a stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and desires that the proposal be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices not later than April 3, 2000. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's Proxy Statement for the Company's 2000 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than June 3, 2000. Even if proper notice is received on or prior to June 3, 2000, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

                                  OTHER MATTERS

         Management does not intend to bring before the Meeting any matters other than those specifically described above, and no other matters were proposed to be presented by June 16, 1999. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their discretion on such matters or motions, including any matters dealing with the conduct of the Meeting.

                                            By Order of the Board of Directors

                                                  Jack Jacobs
                                                   SECRETARY

July 26, 1999

                                                                       EXHIBIT A
                              AMENDED AND RESTATED

                             1996 STOCK OPTION PLAN
                                       OF
                        ALLOU HEALTH & BEAUTY CARE, INC.
                       (AS AMENDED THROUGH JULY 21, 1999)



                      1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to employees and directors (including directors who are and are not employees) of and consultants to ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (the "Company"), or any of its Subsidiaries, as defined in Paragraph 19, and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs"), but the Company makes no warranty as to the qualification of any option as an "incentive stock option" under the Code.

                      2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Class A Common Stock, $.001 par value per share, of the Company ("Class A Common Stock") for which options may be granted under the Plan shall not exceed 2,000,000. Such shares of Class A Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Direc tors"), consist either in whole or in part of authorized but unissued shares of Class A Common Stock or shares of Class A Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13, any shares of Class A Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Class A Common Stock as will be sufficient to satisfy the requirements of the Plan.

                      3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee of the Board of Directors consisting of not less than two Directors (the "Committee") or, only with respect to options granted to directors who are not employees of the Company, by the Board of Directors. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. The Committee and the Board of Directors, in their respective functions of administering the Plan, are referred to as the "Administrators."

                      Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion: to determine the employees, directors and consultants who shall receive options; the times when they shall receive options; whether an option granted to an employee shall be an ISO or a NQSO; the number of shares of Class A Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and, if in installments, the number of shares of Class A Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Class A Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Class A Common

Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the Contract (as described in Paragraph 11), including without limitations, contingencies relating to entering into a covenant not to compete with the Company and its Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued relationship of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; when an optionee is Disabled (as defined in Paragraph 19); and to determine the amount, if any, necessary to satisfy the obligation of the Company or a Subsidiary to withhold taxes or other amounts with respect to the grant, exercise or disposition of an option or the disposition of the underlying shares of Class A Common Stock; the fair market value of a share of Class A Common Stock; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, PROVIDED THAT the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and PROVIDED, FURTHER, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision that, under Rule 16b-3, requires the approval of the Board of Directors, a committee of "non-employee directors" or the stockholders to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Administrators on the matters referred to in this Paragraph 3 shall be conclusive. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be unilaterally determined by the Administrators in their sole discretion. No member or former member of the Administrators shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option granted hereunder.

                      4. ELIGIBILITY. The Administrators may, in their sole discretion, consistent with the purposes of the Plan, grant options from time to time, to employees and directors (including directors who are and are not employees) of, and consultants to, the Company or any of its Subsidiaries. Options granted shall cover such number of shares of Class A Common Stock as the Administrators may determine; PROVIDED, HOWEVER, that the maximum number of shares of Class A Common Stock for which options may be granted to any individual during a calendar year under the Plan is 100,000 (the "162(m) Maximum"); and PROVIDED, FURTHER, that the aggregate market value (determined at the time the option is granted) of the shares of Class A Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as a NQSO. Non-employee directors and consultants may only be granted NQSOs under the Plan.

                      5. EXERCISE PRICE. The exercise price of the shares of Class A Common Stock under each option shall be determined by the Administrators, in their sole discretion; PROVIDED, HOWEVER, that the exercise price shall not be less than 100% of the fair market value of the Class A Common Stock subject to such option on the date of grant; and PROVIDED, FURTHER, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Class A Common Stock subject to such ISO on the date of grant.

                      The fair market value of a share of Class A Common Stock on any day shall be (a) if the principal market for the Class A Common Stock is a national securities exchange, the average between the highest and lowest sales prices per share of the Class A Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Class A Common Stock is not a national securities exchange and the Class A Common Stock is quoted on The Nasdaq Stock

Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Class A Common Stock, the average between the high and low sales prices per share of the Class A Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices for the Class A Common Stock on such day on Nasdaq, or (c) if the principal market for the Class A Common Stock is not a national securities exchange and the Class A Common Stock is not quoted on Nasdaq, the average between the highest bid and lowest asked prices per share for the Class A Common Stock on such day as reported on the OTC Bulletin Board Service, National Quotation Bureau, Incorporated or a comparable service; PROVIDED THAT if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Class A Common Stock shall be determined by the Administrators by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

                      6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Administrators, in their sole discretion, as set forth in the applicable Contract; PROVIDED, HOWEVER, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and PROVIDED, FURTHER, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

                      7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office, stating which ISO or NQSO is being exercised, specifying the number of shares of Class A Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check or (b) if the Contract so permits, with previously acquired shares of Class A Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Class A Common Stock.

                      The Administrators may, in their discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed exercise notice, together with a copy of his irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                      A person entitled to receive Class A Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Class A Common Stock until the date of issuance of a stock certificate to him for such shares; PROVIDED, HOWEVER, that until such stock certificate is issued, any option holder using previously acquired shares of Class A Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

                      In no case may a fraction of a share of Class A Common Stock be purchased or issued under the Plan.

                      8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any holder of an option whose relationship with the Company (and its Subsidiaries) as an employee or a consultant has terminated for any reason other than his death or Disability (as defined in Paragraph 19) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; PROVIDED, HOWEVER, that if such relationship shall be terminated either (a) for Cause (as defined in Paragraph
19), or (b) without the consent of the Company, said option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the holder so long as he continues to be an employee or a consultant of the Company or any of the Subsidiaries (regardless of having changed from one to the other or having been transferred from one corporation to another).

                      For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. In addition, for pur poses of the Plan, an optionee's employment with a Subsidiary of the Company shall be deemed to have terminated on the date such corporation ceases to be a Subsidiary of the Company.

                      Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ or as a director of, or as a consultant to, the Company or any of its Subsidiaries, or interfere in any way with any right of the Company or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company or any of its Subsidiaries.

                      9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies
(a) while he is an employee of, or consultant to, the Company or any of its Subsidiaries, (b) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company) or
(c) within one year following the termination of such relationship by reason of the optionee's Disability, his option may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 19) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

                      Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee of, or consultant to, the Company has terminated by reason of his Disability may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

                      10. COMPLIANCE WITH SECURITIES LAWS. The Administrators may require, in its sole discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Class A Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Class A Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

                      The Administrators may require, in their sole discretion, as a condition to the exercise of an option under the Plan, that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation that (a) the shares of

Class A Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Class A Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Class A Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Class A Common Stock provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

                      In addition, if at any time the Administrators shall determine, in their discretion, that the listing or qualification of the shares of Class A Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option, or the issuance of shares of Class A Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

                      11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Administrators, in their sole discretion.

                      12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Class A Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, consolidation, spin-off, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option, the exercise price thereof and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive. Such adjustment may provide for the elimination of fractional shares, which might otherwise be subject to options without payment therefor.

                      In the event of (a) the liquidation or dissolution of the Company or (b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate, unless other provision is made therefor in the transaction.

                      13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on July 10, 1996 and amended on July 21, 1999. No option may be granted under the Plan after July 9, 2006. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3, Section 162(m) of the Code, or any change in applicable law or to regulations or rulings of administrative agencies; PROVIDED, HOWEVER, that no amendment shall be effective without the requisite prior or subsequent stockholder approval that would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Class A Common Stock for which options may be granted under the Plan or the 162(m) Maximum, (b) change the eligibility requirements for individuals entitled to receive options hereunder or (c) make any change for which applicable law requires stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Administrators to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

                      14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

                      15. WITHHOLDING TAXES. The Company or a Subsidiary may withhold cash and/or, subject to any applicable limitations under Rule 16b-3, shares of Class A Common Stock to be issued with respect thereto having an aggregate fair market value on the exercise date equal to the amount which the Administrators determine are necessary to satisfy the obligation of the Company or any of its Subsidiaries to withhold Federal, state and local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Class A Common Stock. Alternatively, the Company may require the holder to pay to the Company or a Subsidiary such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Class A Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Class A Common Stock shall be determined in accordance with Paragraph 5.

                      16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Class A Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Class A Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in
Section 421(b) of the Code, of the shares of Class A Common Stock transferred upon the exercise of an ISO granted under the Plan.

                      The Company shall pay all issuance taxes with respect to the issuance of shares of Class A Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

                      17. USE OF PROCEEDS. The cash proceeds from the sale of shares of Class A Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Com pany and used for such general corporate purposes as the Board of Directors may determine.

                      18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 19) or assume the prior options of such Constituent Corpo ration.

                      19. DEFINITIONS.

                              a. "Cause" shall mean (i) in the case of an
employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, (ii) in the absence of such agreement, cause as defined in the Contract, or (iii) in the absence of (i) and (ii), (A) the commission of fraud or embezzlement on the part of the optionee, (B) the conviction of such optionee of, or the pleading by such optionee of guilty or no contest to any felony or any crime involving moral turpitude, or (C) a material failure by such optionee to discharge his duties, responsibilities and obligations to the Company, any of its Subsidiaries or a Parent that is not promptly cured after notice thereof from the Company.

                              b. "Constituent Corporation" shall mean any
corporation which engages with the Company or any of its Subsidiaries in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent (as defined herein) or any Subsidiary of such corporation.

                              c. "Disability" shall mean a permanent and total
disability within the meaning of Section 22(e)(3) of the Code.

                              d. "Legal Representative" shall mean the executor,
administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

                              e. "Parent" shall have the same definition as
"parent corporation" in Section 424(e) of the Code.

                              f. "Subsidiary" shall have the same definition as
"subsidiary corporation" in Section 424(f) of the Code and shall also include an unincorporated entity that would qualify as a "subsidiary corporation" if it had been incorporated.

                      20. GOVERNING LAW; CONSTRUCTION. The Plan, such options as may be granted hereunder, the Contracts and all related matters shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law provisions. Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the plural and the singular, and any term stated in the masculine, feminine or neuter shall include the masculine, feminine and neuter.

                      21. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

                      22. STOCKHOLDER APPROVAL. The amendment to this Plan shall be subject to approval by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted pursuant to the amendment to the Plan may be exercised prior to such approval, provided that the date of grant of any options granted thereunder shall be determined as if the amendments to the Plan had not been subject to such approval. Notwithstanding the foregoing, if the amendment to the Plan is not approved by a vote of the stockholders of the Company on or before July 20, 2000, the amendment and any options granted thereunder shall terminate, but the Plan as in effect prior to the amendment shall remain in full force and effect.

                        ALLOU HEALTH & BEAUTY CARE, INC.

                                      PROXY

               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 14, 1999 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints, as proxies for the undersigned, Victor Jacobs and Herman Jacobs and each of them, with full power of substitution, to vote all shares of Common Stock of the undersigned in Allou Health & Beauty Care, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York, 10006 on September 14, 1999, at 10:00 a.m., local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matter described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

         EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE LISTED NOMINEES AND "FOR" THE LISTED PROPOSALS.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please mark boxes |X| in blue or black ink.

1.       Election of Directors:

(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

FOR ALL NOMINEES |_|                        WITHHOLD AUTHORITY |_|
(except as marked to                        to vote for all nominees
the contrary below)
(Victor Jacobs, Herman Jacobs, Ramon
Montes, David Shamilzadeh, Jack Jacobs,
Sol Naimark, Jeffrey Berg)


2.       Approval of the Company's Amended and Restated 1996 Stock Option Plan.

           FOR [ ]             AGAINST [ ]                ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

NOTE: Please sign your name or names exactly as set forth hereon. If signed as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and should bear the corporate seal.

Dated                 , 1999


Signature of Stockholder


Print Name(s)

Please sign and return the proxy promptly in the enclosed envelope.